                                                                    Exhibit 23.1


         Consent of PricewaterhouseCoopers LLP, Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of LSI Logic Corporation of our report dated January 23, 2001 relating to the financial statements, which appears in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 25, 2002